UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2007

PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50879 (Commission File Number)	94-3391368 (IRS Employer Identification No.)

1355 Sansome Street, San Francisco CA (Address of principal executive offices)	94111 (Zip Code)
Registrant’s telephone number, including area code (415) 834-6500
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
     In connection with the preparation of financial statements for PlanetOut Inc.’s (the “Company”) recently completed second fiscal quarter ended June 30, 2007, the Company determined that, in late May 2007, a triggering event had occurred, primarily due to the lower revenue related to the Company’s travel business as well as its advertising business which was reflected in a significant decrease in the trading price of the Company's common stock and the reduction in market capitalization, requiring the Company to test its intangible assets for any impairment. Upon completion of the testing, the Company concluded that it would be required to take a non-cash impairment charge in the amount of approximately $24.9 million with respect to its goodwill and other intangible assets resulting in the Company’s shareholders’ equity decreasing to approximately $17.4 million. The Company expects to provide complete second quarter financial results during its regularly scheduled earnings release in early August 2007.
     This report contains forward-looking statements, including statements regarding the Company’s anticipated results financial results, as well as statements containing the words “expects,” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the Company’s limited operating history and variability of operating results, competition and other risk factors referenced in the Company’s public filings with the Securities and Exchange Commission, including the Quarter Report on Form 10-Q for the quarter ended March 31, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.
Date: July 6, 2007	By:	/s/ Karen Magee
Karen Magee
Chief Executive Officer